Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2013, in the Registration Statement (Form F-1) of Brookfield Renewable Energy Partners L.P. dated June 7, 2013.

/s/ Ernst & Young LLP

Toronto, Canada

June 7, 2013